EXHIBIT 21

LIST OF SUBSIDIARIES

The following is a list of certain subsidiaries (greater than 50% owned) of the registrant and their respective states or countries of incorporation:

Actividades A y D, S.A (Guatemala).

Advance SC LLC (South Carolina)

Aguaytia Energy del Peru S.R.L. Ltda. (Peru)

Aguaytia Energy, LLC (Delaware)

Attiki Denmark ApS (Denmark)

Bison Insurance Company Limited (Bermuda)

Brownsville Power I, L.L.C. (Delaware)

Caldwell Power Company (North Carolina)

Catamount Celtic Energy Limited (Scotland)

Catamount Energy Corporation (Vermont)

Catamount Energy SC 1 (Scotland)

Catamount Energy SC 2 (Scotland)

Catamount Energy SC 3 (Scotland)

Catamount Rumford Corporation (Vermont)

Catamount Sweetwater 1 LLC (Vermont)

Catamount Sweetwater 2 LLC (Vermont)

Catamount Sweetwater 3 LLC (Vermont)

Catamount Sweetwater 4-5 LLC (Vermont)

Catamount Sweetwater 6 LLC (Vermont)

Catamount Sweetwater Corporation (Vermont)

Catamount Sweetwater Holdings LLC (Vermont)

Catawba Manufacturing and Electric Power Company (North Carolina)

CEC UK1 Holding Corp. (Vermont)

CEC UK2 Holding Corp. (Vermont)

CEC Wind Development LLC (Vermont)

Centra Gas Toluca S.R.L. de C.V. (Mexico)

CGP Global Greece Holdings, SA (Greece)

Cinergy Climate Change Investments, LLC (Delaware)

Cinergy Corp. (Delaware)

Cinergy Foundation, Inc. (Indiana)

Cinergy General Holdings, LLC (Delaware)

Cinergy Global (Cayman) Holdings, Inc. (Cayman Islands)

Cinergy Global Ely, Inc. (Delaware)

Cinergy Global Hellas S.A. (Greece)

Cinergy Global Holdings, Inc. (Delaware)

Cinergy Global Power (UK) Limited (England)

Cinergy Global Power Africa (Proprietary) Limited (South Africa)

Cinergy Global Power, Inc. (Delaware)

Cinergy Global Resources, Inc. (Delaware)

Cinergy Global Trading Limited (England)

Cinergy Global Tsavo Power (Cayman Islands)

Cinergy Investments, Inc. (Delaware)

Cinergy Limited Holdings, LLC (Delaware)

Cinergy Origination & Trade, LLC (Delaware)

Cinergy Power Generation Services, LLC (Delaware)

Cinergy Receivables Company LLC (Delaware)

Cinergy Retail Power General, Inc. (Texas)

Cinergy Retail Power Limited, Inc. (Delaware)

Cinergy Retail Power, L.P. (Delaware)

Cinergy Solutions - Utility, Inc. (Delaware)

Cinergy Solutions Partners, LLC (Delaware)

Cinergy Technology, Inc. (Indiana)

Cinergy UK, Inc. (Delaware)

Cinergy Wholesale Energy, Inc. (Ohio)

Cinergy-Centrus Communications, Inc. (Delaware)

Cinergy-Centrus, Inc. (Delaware)

CinFuel Resources, Inc. (Delaware)

CinPower I, LLC (Delaware)

Claiborne Energy Services, Inc. (Louisiana)

Comercializadora Duke Energy de Centro America, Limitada (Guatemala)

CSCC Holdings Limited Partnership (British Columbia, Canada)

CSGP General, LLC (Texas)

CSGP Limited, LLC (Delaware)

CST General, LLC (Texas)

CST Green Power, L.P. (Delaware)

CST Limited, LLC (Delaware)

D/FD Holdings, LLC (Delaware)

D/FD International Services Brasil Ltda. (Brazil)

D/FD Operating Services LLC (Delaware)

DE Marketing Canada Ltd. (Canada-Federal)

DE Nuclear Engineering, Inc. (North Carolina)

DEB - Pequenas Centrais Hidrelétricas Ltda. (Brazil)

DEGS Biomass, LLC (Delaware)

DEGS NC Solar, LLC (Delaware)

DEGS O&M, LLC (Delaware)

DEGS of Boca Raton, LLC (Delaware)

DEGS of Cincinnati, LLC (Ohio)

DEGS of Delta Township, LLC (Delaware)

DEGS of Lansing, LLC (Delaware)

DEGS of Monaca, LLC (Delaware)

DEGS of Narrows, LLC (Delaware)

DEGS of Philadelphia, LLC (Delaware)

DEGS of San Diego, Inc. (Delaware)

DEGS of Shreveport, LLC (Delaware)

DEGS of South Charleston, LLC (Delaware)

DEGS of St. Bernard, LLC (Delaware)

DEGS of St. Paul, LLC (Delaware)

DEGS of Tuscola, Inc. (Delaware)

DEGS Solar, LLC (Delaware)

DEGS Wind I, LLC (Delaware)

DEGS Wind Supply II, LLC (Delaware)

DEGS Wind Supply, LLC (Delaware)

Delta Township Utilities, LLC (Delaware)

DENA Partners Holding, LLC (Delaware)

DETMI Management, Inc. (Colorado)

Dixilyn-Field (Nigeria) Limited (Nigeria)

Dixilyn-Field Drilling Company (Delaware)

Dixilyn-Field International Drilling Company, S.A. (Panama)

DTMSI Management Ltd (Canada)

Duke Broadband, LLC (Delaware)

Duke Capital Partners, LLC (Delaware)

Duke Communications Holdings, Inc. (Delaware)

Duke Energy Americas, LLC (Delaware)

Duke Energy Business Services LLC (Delaware)

Duke Energy Carolinas Plant Operations, LLC (Delaware)

Duke Energy Carolinas, LLC (North Carolina)

Duke Energy Cerros Colorados, S.A. (Argentina)

Duke Energy Commercial Enterprises, Inc. (Indiana)

Duke Energy Corporate Services, Inc. (Delaware)

Duke Energy Development Pty Ltd (Australia)

Duke Energy Egenor S. en C. por A. (Peru)

Duke Energy Electroquil Partners (Delaware)

Duke Energy Engineering, Inc. (Ohio)

Duke Energy Fayette II. LLC (Delaware)

Duke Energy Fossil-Hydro California, Inc. (Delaware)

Duke Energy Fossil-Hydro, LLC (Delaware)

Duke Energy Generating S.A. (Argentina)

Duke Energy Generation Services Holding Company, Inc. (Delaware)

Duke Energy Generation Services, Inc. (Delaware)

Duke Energy Group Holdings, LLC (Delaware)

Duke Energy Group, LLC (Delaware)

Duke Energy Hanging Rock II, LLC (Delaware)

Duke Energy Indiana, Inc. (Indiana)

Duke Energy Industrial Sales, LLC (Delaware)

Duke Energy International (Europe) Holdings ApS (Denmark)

Duke Energy International (Europe) Limited (United Kingdom)

Duke Energy International Argentina Holdings (Cayman Islands)

Duke Energy International Argentina Marketing/Trading (Bermuda) Ltd. (Bermuda)

Duke Energy International Asia Pacific Ltd. (Bermuda)

Duke Energy International Bolivia Holdings No. 1, LLC (Delaware)

Duke Energy International Brasil Commercial, Ltda. (Brazil)

Duke Energy International Brasil Holdings, LLC (Delaware)

Duke Energy International Brazil Holdings Ltd. (Bermuda)

Duke Energy International Chile C.P.A. (Chile)

Duke Energy International Chile Holding I B.V. (Netherlands)

Duke Energy International Chile Holding II B.V. (Netherlands)

Duke Energy International Comercializadora de El Salvador, S.A. de C.V. (El Salvador)

Duke Energy International del Ecuador Cia. Ltda. (Ecuador)

Duke Energy International El Salvador Investments No. 1 Ltd (Bermuda)

Duke Energy International El Salvador Investments No. 1 y Cia. S. enC. de C.V. (El Salvador)

Duke Energy International El Salvador, S en C de CV (El Salvador)

Duke Energy International Electroquil Holdings, LLC (Delaware)

Duke Energy International Espana Holdings, S.L.U. (Spain)

Duke Energy International Group Cooperatie U.A. (Netherlands)

Duke Energy International Group, Ltd. (Bermuda)

Duke Energy International Guatemala Holdings No. 1, Ltd. (Bermuda)

Duke Energy International Guatemala Holdings No. 2, Ltd. (Bermuda)

Duke Energy International Guatemala Holdings No. 3 (Cayman Islands)

Duke Energy International Guatemala Limitada (Guatemala)

Duke Energy International Guatemala y Compania Sociedad en Comandita por Acciones (Guatemala)

Duke Energy International Holding, Ltd. (Bermuda)

Duke Energy International Holdings B.V. (Netherlands)

Duke Energy International Investments No. 2 Ltd. (Bermuda)

Duke Energy International Latin America, Ltd.(Bermuda)

Duke Energy International Mexico Holding Company I, S. de R.L. de C.V.(Mexico)

Duke Energy International Mexico, S.A. de C.V. (Mexico)

Duke Energy International Netherlands Financial Services B.V. (Netherlands)

Duke Energy International Operaciones Guatemala Limitada (Guatemala)

Duke Energy International Peru Inversiones No. 1, S.R.L.(Peru)

Duke Energy International Peru Investments No. 1, Ltd.(Bermuda)

Duke Energy International PJP Holdings, Ltd.(Bermuda)

Duke Energy International Southern Cone SRL (Argentina)

Duke Energy International Trading and Marketing (UK) Limited (United Kingdom)

Duke Energy International Transmision Guatemala Limitada (Guatemala)

Duke Energy International Uruguay Holdings, LLC (Delaware)

Duke Energy International Uruguay Investments, S.R.L. (Uruguay)

Duke Energy International, Brasil Ltda. (Brazil)

Duke Energy International, Geracao Paranapanema S.A. (Brazil)

Duke Energy International, LLC (Delaware)

Duke Energy Kentucky, Inc. (Kentucky)

Duke Energy Lee II, LLC (Delaware)

Duke Energy Marketing America, LLC (Delaware)

Duke Energy Marketing Corp. (Nevada)

Duke Energy Marketing Limited Partnership (Alberta, Canada)

Duke Energy Merchants, LLC (Delaware)

Duke Energy Moapa, LLC (Delaware)

Duke Energy Murray Operating, LLC (Delaware)

Duke Energy North America, LLC (Delaware)

Duke Energy Ohio, Inc. (Ohio)

Duke Energy One, Inc. (Delaware)

Duke Energy Peru Holdings S.R.L. (Peru)

Duke Energy Receivables Finance Company, LLC (Delaware)

Duke Energy Registration Services, Inc. (Delaware)

Duke Energy Retail Sales, LLC (Delaware)

Duke Energy Royal, LLC (Delaware)

Duke Energy Services Canada ULC (British Columbia, Canada)

Duke Energy Services, Inc. (Delaware)

Duke Energy Trading and Marketing, L.L.C. (Delaware)

Duke Energy Transmission Holding Company, LLC (Delaware)

Duke Energy Vermillion II, LLC (Delaware)

Duke Energy Washington II, LLC (Delaware)

Duke Engineering & Services (Europe) Inc. (Delaware)

Duke Engineering & Services International, Inc. (Cayman Islands)

Duke Investments, LLC (Delaware)

Duke Project Services, Inc. (North Carolina)

Duke Supply Network, LLC (Delaware)

Duke Technologies, Inc. (Delaware)

Duke Trading Do Brasil Ltda. (Brazil)

Duke Ventures II, LLC (Delaware)

Duke Ventures Real Estate, LLC (Delaware)

Duke Ventures, LLC (Nevada)

Duke/Fluor Daniel (North Carolina)

Duke/Fluor Daniel Caribbean, S.E. (Puerto Rico)

Duke/Fluor Daniel El Salvador S.A. de C.V. (El Salvador)

Duke/Fluor Daniel International (Nevada)

Duke/Fluor Daniel International Services (Nevada)

Duke/Fluor Daniel International Services (Trinidad) Ltd. (Trinidad and Tobago)

Duke/Louis Dreyfus L.L.C. (Nevada)

Duke-Cadence, Inc. (Indiana)

Duke-Reliant Resources, Inc. (Delaware)

DukeTec I, LLC

DukeTec II, LLC (Delaware)

DukeTec, LLC (Delaware)

Eastman Whipstock do Brasil Ltda.

Eastman Whipstock, S.A. (Brazil)

Eastover Land Company (Kentucky)

Eastover Mining Company (Kentucky)

Electroquil, S.A. (Ecuador)

Energy Pipelines International Company (Delaware)

Equinox Vermont Corporation (Vermont)

Etenorte S.R.L.(Peru)

Eteselva S. R. L.(Peru)

eVent Resources Holdings LLC (Delaware)

eVent Resources I LLC (Delaware)

eVent Resources Overseas I, LLC (Delaware)

Gas Integral S.R.L. (Peru)

Generadora La Laguna Duke Energy International Guatemala y Cia., S.C.A. (Guatemala)

Green Frontier Windpower Holdings, LLC

Green Frontier Windpower, LLC

Greenville Gas and Electric Light and Power Company (South Carolina)

Happy Jack Windpower, LLC (Delaware)

IGC Aguaytia Partners, LLC (Cayman Islands)

INDU Solar Holdings, LLC

Inver Energy Holdings (Cayman Islands) I

Inver Energy Holdings II (Cayman Islands)

Inver-Energy y Cia. SCA (Cayman Islands)

Kit Carson Windpower, LLC (Delaware)

KO Transmission Company (Kentucky)

Laurel Hill Wind Energy, LLC

LH1, LLC (Delaware)

MCP, LLC (South Carolina)

Miami Power Corporation (Indiana)

Mountain Air Windpower Holdings, LLC (Delaware)

North Allegheny Wind, LLC (Delaware)

NorthSouth Insurance Company Limited (Bermuda)

Notrees Windpower, LP (Delaware)

Oak Mountain Products, LLC (Delaware)

Ocotillo Windpower, LP (Delaware)

Ohio River Valley Propane, LLC (Delaware)

P.I.D.C. Aguaytia, L.L.C. (Delaware)

Pacific Power Holdings No 1, B.V. (Netherlands)

Pan Service Company (Delaware)

PanEnergy Corp. (Delaware)

Peru Energy Holdings, LLC (Delaware)

Pioneer Transmission, LLC (Indiana)

Proyecto de Autoabastecimiento La Silla, S. de R.L. de C.V. (Mexico)

Sandy River Timber, LLC (South Carolina)

Seahorse do Brasil Servicos Maritimos Ltda. (Brazil)

Searchlight Wind Energy LLC (Nevada)

SEC Bellefonte SD Solar One, LLC (Delaware)

SEC BESD Solar One, LLC (Delaware)

Silver Sage Windpower, LLC (Delaware)

Solar Star North Carolina I, LLC (Delaware)

Solar Star North Carolina II, LLC (Delaware)

South Construction Company, Inc. (Indiana)

Southern Power Company (North Carolina)

Spruce Mountain Investments, LLC (Delaware)

Spruce Mountain Products, LLC (Delaware)

SUEZ-DEGS of Lansing, LLC (Delaware)

SUEZ-DEGS of Orlando LLC (Delaware)

Sugartree Timber, LLC (Delaware)

SYNCAP II, LLC (Delaware)

Taylorsville, Solar, LLC (Delaware)

TBP Properties, LLC (South Carolina)

TE Happy Jack, LLC (Delaware)

TE Notrees, LLC (Delaware)

TE Ocotillo, LLC (Delaware)

Teak Mountain Products, LLC (Delaware)

TEC Aguaytia, Ltd. (Bermuda)

Termoselva S. R. L. (Peru)

Texas Eastern (Bermuda) Ltd. (Bermuda)

Texas Eastern Arabian Ltd. (Bermuda)

The Duke Energy Foundation (North Carolina)

Three Buttes Windpower, LLC (Delaware)

Top of the World Wind Energy LLC (Delaware)

Top of the World Wind Energy Holdings LLC (Delaware)

TRES Timber, LLC (South Carolina)

Tri-State Improvement Company (Ohio)

Wateree Power Company (South Carolina)

Western Carolina Power Company (North Carolina)

Willow Creek Wind Energy LLC (Delaware)

Willow Mountain Products, LLC (Delaware)